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                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-80041, 2-94701, 33-2517, 33-12762, 33-12763,
33-38145, 33-44693, 33-50598, 33-55092, 33-72160, 333-10553, 333-42163,
333-75269, 333-64822 and 333-126818) of Intermagnetics General Corporation of our report dated August 12, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/PricewaterhouseCoopers LLP

Albany, New York
August 12, 2005